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                                     PROXY
                          CAPSULE COMMUNICATIONS, INC.
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints David B. Hurwitz and Randolph R. Fry (with full power to act without the other and with power to appoint his substitute) as the undersigned's proxies to vote all of the undersigned's shares of common stock of Capsule Communications, Inc., a Delaware corporation (the "Company"), which the undersigned would be entitled to vote at the Special Meeting of Stockholders of the Company (the "Special Meeting") to be held at 11:00 a.m. on Friday, February 8, 2002, at 11:00 a.m. local time at 3331 Street Road, Suite 275, Bensalem, Pennsylvania, and at any and all adjournments thereof as follows:

  I. Proposal to approve the Agreement and Plan of Reorganization, dated as of July 17, 2001, by and among Covista Communications, Inc. ("Covista"), CCI Acquisitions Corp., a wholly owned subsidiary of Covista, and the Company.
            / /  FOR            / /  AGAINST            / /  ABSTAIN

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II. In their discretion, upon such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

    THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE FOREGOING INSTRUCTIONS. IN THE ABSENCE OF ANY INSTRUCTIONS, SUCH SHARES WILL BE VOTED FOR THE PROPOSAL IN ITEM I.
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    The undersigned hereby acknowledges receipt of the Notice of Special Meeting to be held on February 8, 2002 and the Proxy Statement of the Company, each dated January 9, 2002, each of which has been enclosed herewith.

    The undersigned hereby revokes any proxy to vote shares of common stock of the Company heretofore given by the undersigned.

                                              Dated ____________________________

                                              __________________________________
                                                          Signature

                                              __________________________________
                                                  Signature, if held jointly

                                              __________________________________
                                                    Title (if applicable)

    Please date, sign exactly as your name appears on this Proxy and promptly return in the enclosed envelope. In the case of joint ownership, each joint owner must sign. When signing as guardian, executor, administrator, attorney, trustee, custodian, or in any other similar capacity, please give full title. If a corporation, sign in full corporate name by president or other authorized officer, giving title, and affix corporate seal. If a partnership, sign in partnership name by authorized person.